                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF COST-U-LESS, INC.

                              AS OF MARCH 20, 1999


                                                   State of Incorporation
                                                    or Country in Which
                   Subsidiary                            Organized
----------------------------------------------------------------------------
CULGUAM, Inc.                                       Guam
CULUSVI, Inc.                                       USVI
CULSAMOA, Inc.                                      American Samoa
CULNEV, Inc.                                        Nevada
CUL (CURACAO), NV                                   Netherlands Antilles
CULNZ, Ltd                                          New Zealand
CUL (FIJI), Ltd                                     Fiji
CUL (Saint Martin), NV                              Netherlands Antilles
CUL (ARUBA), NV                                     Netherlands Antilles